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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the SDC International, Inc. 2001 Non-qualified Stock Option Plan of our report dated February 7, 2001, with respect to the consolidated financial statements of SDC International, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

RICHARD A. EISNER & COMPANY, LLP

New York, New York
June 26, 2001